EXHIBIT 99.1

Department of Treasury—Internal Revenue Service

FORM 906

CLOSING AGREEMENT ON FINAL DETERMINATION

COVERING SPECIFIC MATTERS

Under Section 7121 of the Internal Revenue code, Answerthink, Inc. (“Taxpayer”) (FIN: 65-0750100), and the Commissioner of Internal Revenue make the following Closing Agreement:

WHEREAS, on November 5, 1999, the Taxpayer acquired all of the issued and outstanding common stock of Think New Ideas (“TNI”);

WHEREAS, the Taxpayer had operated the TNI business from the date of its acquisition through the fourth quarter of 2002;

WHEREAS, the substantial deterioration in the market conditions for TNI’s business (Internet marketing) and the Taxpayer’s belief that the TNI business was no longer economically viable, the Taxpayer and TNI terminated the business of TNI during the fourth quarter of 2002;

WHEREAS, the Taxpayer claimed an ordinary loss under Section 165(g)(3) of the Internal Revenue Code (“Code”) for its stock investment in TNI on its consolidated U.S. federal income tax return for the 2002 tax year ended January 3, 2003;

WHEREAS, on June 9, 2003, the Taxpayer submitted to the Internal Revenue Service (“IRS”) a Request for Application to the Pre-Filing Agreement program described in Revenue Procedure 2001-22;

WHEREAS, on August 12, 2003 the IRS accepted the Taxpayer’s Application to the Pre-Filing Agreement program;

WHEREAS, during the PFA process the Taxpayer has provided the IRS with all the requested documentation that supports the Taxpayer’s claim, and the amount of such claim, for an ordinary loss under Section 165(g)(3) of the Code associated with the Taxpayer’s stock investment in TNI.

NOW THEREFORE, IT IS HEREBY DETERMINED AND AGREED, FOR FEDERAL INCOME TAX PURPOSES, THAT:

(1)	Taxpayer has satisfied the legal requirements for sustaining its claim to an ordinary loss under Section 165(g)(3) of the Code related to its stock ownership interest in TNI for the 2002 tax year ended on January 3, 2003.

(2)	On its 2002 U.S. consolidated federal income tax return Form 1120, the Taxpayer claimed an ordinary loss related to its common stock ownership in TNI in the amount of $91,556,547 under Section 165(g)(3) of the Code.

(3)	Taxpayer has satisfied the legal requirements for sustaining its claim to an ordinary loss under Section 165(g)(3) of the Code related to its common stock ownership interest TNI for the 2002 tax year in the amount of $77,343,763.

(4)	Pursuant to the terms of the Taxpayer’s Request for Application to the Pre-Filing Agreement program described in Revenue Procedure 2001-22 (and the IRS’s acceptance of the Taxpayer into such program), the Taxpayer agrees to amend its consolidated U.S. federal income tax return Form 1120 for the 2002 tax year ended on January 3, 2003 (“Amended Return”). The taxpayer will file such Amended Return claiming an ordinary loss under Section 165(g)(3) of the Code related to its common stock ownership in TNI in the amount of $77,343,763. The Taxpayer will file such Amended Return within sixty (60) days of the date the IRS signs this closing agreement.

THIS AGREEMENT IS FINAL AND CONCLUSIVE EXCEPT:

(1)	The matter it relates to may be reopened in the event of fraud, malfeasance, or misrepresentation of a material fact.

(2)	It is subject to the Internal Revenue code sections which expressly provide that effect be given their provisions (including any stated exception for Section 7122) notwithstanding any other law or rule of law.

(3)	If it relates to a tax period ended after the date of this Closing Agreement, it is subject to any law, enacted after such date, which applies to the tax period.

By signing, the parties certify that they have read and agreed to the terms of this Closing Agreement.

Taxpayer: Answerthink, Inc.

By:	/s/ John F. Brennan	Date Signed:	7/20/04

Title:	CFO—Answerthink

Mr. John F. Brennan

Chief Financial Officer

Answerthink, Inc.

Commissioner of Internal Revenue

By:	/s/ John Risacher	Date Signed:	7/26/04

Title:	DFO:LMSB:HMT

Mr. John Risacher

Director, Field Operations

Heavy Manufacturing & Transportation Industry

IRS—LMSB Division